Exhibit 99.2

ENERGY XXI ANNOUNCES NEW AIM TRADING SYMBOL

AND DEPOSITARY INTEREST

HOUSTON – May 30, 2007 – Energy XXI (Bermuda) Limited today announced it has completed the process to have its unrestricted common shares admitted to trading on AIM, a market operated by the London Stock Exchange, under the ticker symbol EXXI, effective from June 6, 2007. Unlike its restricted shares (currently AIM: EGY), which may only be purchased by certain types of investors, the unrestricted shares (AIM: EXXI) may be purchased by any interested party. The unrestricted shares will be admitted to the CREST electronic settlement system by means of a depositary interest facility.

Participation in CREST will enable the EXXI unrestricted common shares (cusip G10082108) (ISIN BMG100821088) to be traded and settled wholly electronically, without the need for share certificates. Settlement through CREST will commence on June 6, 2007, in accordance with Operational Bulletin No. 1311 issued by CREST on 29 May 2007. A letter is being sent to affected shareholders explaining the impact of this development. Unlike transfers of certificated common shares, transfers of the depositary interests will be subject to stamp duty reserve tax at the rate of 0.5%.

Concurrent with the addition of the new EXXI symbol, the company’s original restricted common shares and warrants will begin trading under new symbols, and will remain ineligible for CREST settlement. The restricted common shares, which currently trade under the symbol EGY, will be traded under the ticker symbol EXXS. Energy XXI warrants, which currently trade under the symbol EGYW, will be traded under the ticker symbol EXXW. EXXS and EXXW continue to be restricted and only certain purchasers are qualified to acquire these securities.

The table below summarizes these changes.

	Old ticker	New ticker	CUSIP	ISIN
Restricted Shares	EGY	EXXS	G100091013	BMG100091013
Restricted Warrants	EGYW	EXXW	G100091195	BMG100091195
Unrestricted Shares	—	EXXI	G10082108	BMG100821088

Complete descriptions of settlement procedures for shareholders interested in selling or exchanging their shares are included in the investor section of the Energy XXI website, www.energyxxi.com, and are available from Collins Stewart Europe Limited and Jefferies International, Energy XXI listing brokers in the United Kingdom. In the United States, Jefferies & Company, BMO Capital Markets, Collins Stewart and Natexis Bleichroeder are market makers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About the Company

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. In April 2007, Energy XXI announced an agreement to purchase Gulf of Mexico shelf properties from Pogo Producing Company. Due to the proposed transaction, the company’s registration statement on Form S-1, which in April was declared effective by the U.S. Securities and Exchange Commission, has been suspended. Nonetheless, Energy XXI continues to expect its common stock to be listed on the NASDAQ system under the symbol ‘EXXI’ later this quarter. Collins Stewart Europe Limited and Jefferies International are Energy XXI listing brokers in the United Kingdom. In the United States, Jefferies & Company, BMO Capital Markets, Collins Stewart and Natexis Bleichroeder are market makers.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

ENQUIRIES OF THE COMPANY

Energy XXI (Bermuda) Limited	Pelham PR
Stewart Lawrence	James Henderson
Vice President, Investor Relations and Communications	+44 207 743 6673
+1 713-351-3006	james.henderson@pelhampr.com
slawrence@energyxxi.com
Alisdair Haythornthwaite
Collins Stewart Europe Limited	+44 207 743 6676
Nominated Adviser and Joint UK Broker	alisdair.haythornthwaite@pelhampr.com
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com